Exhibit 99.1

Renewable Energy Group Reports Fourth Quarter
and Full Year 2014 Financial Results

Fourth Quarter 2014 Results
•
74 million gallons sold
•
Revenue of $337.6 million
•
Net income of $69.3 million
•
Adjusted EBITDA of $34.0 million
•
Retroactive reinstatement of biodiesel tax credit for 2014
•
Commenced production and sales of renewable hydrocarbon diesel

Full Year 2014 Results
•
287 million gallons sold
•
Full year 2014 revenue of $1.27 billion
•
Net income of $82.5 million
•
Adjusted EBITDA of $107.8 million
•
Production capacity increased to 332 million gallons/year
•
Expanded product lines into renewable hydrocarbon diesel and renewable chemicals
•
Expanded geographically into Europe

Ames, IA, March 3, 2015 /Business Wire/ - Renewable Energy Group, Inc. (NASDAQ:REGI) (“REG” or the “Company”) today announced its financial results for the fourth quarter and full year ended December 31, 2014.

For the fourth quarter of 2014, REG increased gallons sold of biomass-based diesel, which includes biodiesel and renewable hydrocarbon diesel ("RHD"), by 2% compared to the fourth quarter of 2013. Revenue decreased by 14% while Adjusted EBITDA decreased by 6% in the fourth quarter of 2014 compared to the same period in 2013.

For the full year 2014, REG sold 11% more gallons of biomass-based diesel, although revenue and Adjusted EBITDA decreased by 15% and 27%, respectively, compared to 2013, as a result of lower selling prices.

“This past year we delivered solid results despite a rapidly declining energy market and market uncertainty,” said Daniel J. Oh, President and Chief Executive Officer. “Our business model has enabled us to grow consistently, invest in adjacent opportunities, maneuver through market challenges and do so profitably. Our business is proving itself to be durable, reliable and profitable.”

Oh continued, “In 2014, we expanded our product lines by entering the renewable hydrocarbon diesel and renewable chemical markets, we extended our geographic reach and asset base into Europe with our Petrotec investment and we improved distribution capabilities with the establishment of our Energy Services division. Looking forward, we continue to see accretive investment and growth opportunities.”

Fourth Quarter Operating Highlights

REG sold 74.0 million gallons of biomass-based diesel, an increase of 2% compared to the fourth quarter of 2013. Gallons sold in the quarter included 10.4 million gallons of RHD and 7.8 million gallons purchased from third parties and resold through the Company’s extensive distribution network.

REG produced 74.0 million gallons of biomass-based diesel during the quarter, a 12% increase over the fourth quarter of 2013. The growth in production resulted from REG Geismar ramping up which contributed 10.8 million gallons of RHD, as well as the completion of the upgrades at Mason City and Newton, which further expanded feedstock flexibility. The Company utilized contract or tolled manufacturing, which contributed 4.8 million gallons in the quarter.

In October 2014, REG Geismar began producing and selling RHD, restarting the plant the Company acquired in June. The 75-million gallon nameplate capacity biorefinery had been in stand-by mode since December 2012.

In December, the Company expanded its business to Europe by acquiring a majority interest in the German biodiesel producer Petrotec AG ("Petrotec"). Petrotec’s nameplate production capacity is 55.5 million gallons per year, produced predominantly from used cooking oil. The Company has also made a tender offer to acquire the remaining shares in Petrotec, which is not yet complete.

Fourth Quarter 2014 Financial Results

All figures refer to the quarter ending December 31, 2014, unless otherwise noted.

Revenue of $337.6 million decreased 14% when compared to the fourth quarter of 2013. The drop in revenue was driven by lower biomass-based diesel prices caused by lower energy market prices, which more than offset volume growth of 2%. The average price per gallon sold (including RINs) for B100 was $3.03, a decrease of 29% from the same period in 2013.

Gross profit was $111.2 million, compared to $44.7 million for the fourth quarter of 2013. Gross margin was 33%, compared to 11% in the year-earlier quarter. The increase in gross profit was primarily due to the recognition of the full year net effect from the 2014 federal biodiesel tax credit reinstated on December 19, 2014, as well as slightly lower feedstock prices. Market participants were acting as if the biodiesel tax credit would be reinstated throughout the year and entered into agreements to capture the credit when or if reinstated. In addition, as a result of the widespread expectation that the credit would be reinstated, production volumes continued that otherwise might not have occurred and demand for feedstock persisted, supporting prices.

Operating income was $81.9 million, compared to $32.1 million for the fourth quarter of 2013.

Net income attributable to common stockholders was $69.4 million, or $1.61 per share on a fully diluted basis. This compares to a net income of $30.1 million, or $0.80 per share on a fully diluted basis in the fourth quarter of 2013.

Adjusted EBITDA (including adjustments for the allocation of the retroactive reinstatement for the first three quarters of 2014) was $34.0 million, a 6% y/y decrease. Fourth quarter 2013 adjusted EBITDA was $36.1 million. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization and further adjusted for certain items identified below under “Adjusted EBITDA Summary.”

At December 31, 2014, REG had cash and equivalents of $63.5 million, a decrease of 6% during the quarter. For the year, the Company's cash balance decreased by $89.7 million as a result of the investments in facility upgrades and acquisitions and cash set aside as collateral for debts assumed from the Geismar acquisition and other borrowings. At December 31, 2014, accounts receivable were $294.7 million, an increase of $259.2 million from September 30, 2014, mainly as a result of all of the 2014 federal biodiesel tax credit being recorded in the fourth quarter. Inventory was $97.5 million, an increase of $48.1 million during the quarter.

The table below summarizes REG’s results for Q4 2014:

REG Q4 2014 Revenue and Adjusted EBITDA Summary (dollars and gallons in thousands except for per gallon data)

	4Q-2014	4Q-2013	Y/Y Change
Gallons sold	74,005	72,860	2%
Average Selling Price	$3.03	$4.24	(29)%

Total Revenue	$337,615	$390,591	(14)%
Adjusted EBITDA (1)(2)	$34,033	$36,076	(6)%

(1)
On January 2, 2013, the American Taxpayer Relief Act of 2012 was signed into law, which reinstated a set of tax extender items including the federal biodiesel mixture excise tax credit for 2013 and retroactively reinstated the credit for 2012. The retroactive credit for 2012 resulted in a net benefit to us that was recognized in first quarter 2013, but because this credit relates to the operating performance and results of 2012, it is excluded from 2013 adjusted EBITDA and allocated to the 2012 periods based upon gallons sold.

(2)
On December 19, 2014, the Tax Increase Prevention Act of 2014 was signed into law, which reinstated a set of tax extender items including the retroactive reinstatement of the federal biodiesel mixture excise tax credit for 2014 and expired on December 31, 2014. The retroactive credit for 2014 resulted in a net benefit to us that was recognized in the fourth quarter of 2014, however because this credit relates to the full year operating performance and results, we allocated the first three quarters of 2014, respectively, based upon gallons sold and excluded those amounts from the fourth quarter 2014 adjusted EBITDA.

Full Year 2014 Results

All figures refer to the full year ending December 31, 2014, unless otherwise noted.

REG sold 287.3 million gallons of biomass-based diesel, an increase of 11% compared to 258.6 million gallons in 2013. The average B100 price per gallon (including RINs) sold by REG was $3.62, compared to $4.58 in 2013.

REG produced 235.9 million gallons of biomass-based diesel, compared to 219.2 million gallons in 2013. The growth in production resulted from REG Geismar ramping up and the completion of the upgrades at Mason City and Newton, which further expanded feedstock flexibility. The Company utilized contract or tolled manufacturing, which contributed 15.9 million gallons.

Revenue was $1.27 billion, a 15% decrease versus 2013 revenue of $1.50 billion. The decrease was due to a sharp decline in biomass-based diesel prices throughout 2014 as compared to 2013 resulting from the decrease in energy prices, the 2012 biodiesel tax credit recognized in 2013 and reduction in revenue from separated RINs inventory, offset by an 11% increase in gallons sold.

Gross profit was $160.6 million, compared to $239.4 million in 2013.

Operating income was $85.5 million, compared to $193.3 million in 2013.

Adjusted EBITDA was $107.8 million, compared to $148.4 million in 2013, resulting in an Adjusted EBITDA margin of 8%. Net income attributable to common stockholders was $81.6 million as compared to $165.3 million in 2013.

The tables below summarize the quarterly and year end results for 2014 and 2013:

REG Annual Results Summary (dollars and gallons in thousands except per gallon data)
	1Q-2014	2Q-2014	3Q-2014	4Q-2014	Year
Gallons sold 2014	47,266	77,173	88,821	74,005	287,265
Gallons sold 2013	38,876	69,224	77,626	72,860	258,586
Y/Y Change	22%	11%	14%	2%	11%

B100 ASP per gallon 2014	$3.81	$3.90	$3.77	$3.03	$3.62
B100 ASP per gallon 2013	$4.26	$4.67	$4.95	$4.24	$4.58

Total Revenue 2014	$219,040	$332,918	$384,258	$337,615	$1,273,831
Total Revenue 2013	$264,368	$384,735	$458,444	$390,591	$1,498,138
Y/Y Change	(17)%	(13)%	(16)%	(14)%	(15)%

Adjusted EBITDA 2014	$14,706	$24,248	$34,780	$34,033	$107,767
Adjusted EBITDA 2013	$21,894	$41,554	$48,901	$36,076	$148,425
Y/Y Change	(33)%	(42)%	(29)%	(6)%	(27)%

Adjusted EBITDA margin 2014	7%	7%	9%	10%	8%
Adjusted EBITDA margin 2013	8%	11%	11%	9%	10%

Adjusted EBITDA Reconciliation

The Company uses earnings before interest, taxes, depreciation and amortization, adjusted for certain additional items, identified in the table below, or Adjusted EBITDA, as a supplemental performance measure. Adjusted EBITDA is presented in order to assist investors in analyzing performance across reporting periods on a consistent basis by excluding items that are not believed to be indicative of core operating performance. Adjusted EBITDA is used by the Company to evaluate, assess and benchmark financial performance on a consistent and a comparable basis and as a factor in determining incentive compensation for company executives.

The following table provides Adjusted EBITDA for the periods presented, as well as reconciliation to net income:

					Full year					Full year
(In thousands)	1Q-2014	2Q-2014	3Q-2014	4Q-2014	2014	1Q-2013	2Q-2013	3Q-2013	4Q-2013	2013
Net income (loss)	$(2,359)	$11,007	$4,572	$69,318	$82,538	$46,403	$23,130	$86,703	$30,130	$186,366
Adjustments:
Income tax (benefit) expense	(107)	(11,919)	(248)	15,846	3,572	30,189	15,314	(42,051)	1,483	4,935
Interest expense	551	1,204	2,867	2,068	6,690	576	604	577	640	2,397
Other income (expense), net	(48)	(384)	(124)	(106)	(662)	(117)	(93)	(66)	(112)	(388)
Change in fair value of contingent consideration	—	(384)	(1,059)	(5,188)	(6,631)	—	—	—	—	—
Straight-line lease expense	(163)	(150)	(142)	(184)	(639)	(159)	(162)	(163)	(162)	(646)
Depreciation	3,004	3,190	3,332	5,729	15,255	2,080	2,296	2,598	2,731	9,705
Amortization	(185)	(184)	303	(150)	(216)	(199)	(191)	(181)	(181)	(752)
Other	—	—	—	73	73	(863)	—	—	—	(863)
Lease cancellation (1)	—	1,904	—	—	1,904	—	—	—	—	—
Biodiesel tax credit (2), (3)	12,778	18,550	23,887	(55,215)	—	(57,372)	(373)	—	—	(57,745)
Non-cash stock compensation	1,235	1,414	1,392	1,842	5,883	1,356	1,029	1,484	1,547	5,416
Adjusted EBITDA	$14,706	$24,248	$34,780	$34,033	$107,767	$21,894	$41,554	$48,901	$36,076	$148,425

(1)
In April 2014, we bought out the remaining life of the land lease at our Danville, Illinois facility and subsequently purchased the land. The amount represents the portion related to canceling the lease.

(2)
On January 2, 2013, the American Taxpayer Relief Act of 2012 was signed into law, which reinstated a set of tax extender items including the federal biodiesel mixture excise tax credit for 2013 and retroactively reinstated the credit for 2012. The retroactive credit for 2012 resulted in a net benefit to us that was recognized in first quarter 2013, but because this credit relates to the operating performance and results of 2012, it is excluded from 2013 adjusted EBITDA and allocated to the 2012 periods based upon gallons sold.

(3)
On December 19, 2014, the Tax Increase Prevention Act of 2014 was signed into law, which reinstated a set of tax extender items including the retroactive reinstatement of the federal biodiesel mixture excise tax credit for 2014 and expired on December 31, 2014. The retroactive credit for 2014 resulted in a net benefit to us that was recognized in the fourth quarter of 2014, however because this credit relates to the full year operating performance and results, we allocated the first three quarters of 2014, respectively, based upon gallons sold and excluded those amounts from the fourth quarter 2014 adjusted EBITDA.

Adjusted EBITDA is a supplemental performance measure that is not required by, or presented in accordance with, generally accepted accounting principles, or GAAP. Adjusted EBITDA should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as alternatives to cash flows from operating activities or a measure of liquidity or profitability. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for any of the results as reported under GAAP. Some of these limitations are:

•Adjusted EBITDA does not reflect cash expenditures for capital assets or the impact of certain cash clauses that we consider not to be an indication of ongoing operations;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital requirements;
•Adjusted EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements;

•Stock-based compensation expense is an important element of the Company’s long term incentive compensation program, although we have excluded it as an expense when evaluating our operating performance; and
•Other companies, including other companies in the same industry, may calculate these measures differently, limiting their usefulness as a comparative measure.
About Renewable Energy Group
Renewable Energy Group, Inc. is a leading North American advanced biofuels producer and developer of renewable chemicals. REG utilizes a nationwide production, distribution and logistics system as part of an integrated value chain model to focus on converting natural fats, oils and greases into advanced biofuels and converting diverse feedstocks into renewable chemicals. With 10 active biorefineries across the country, research and development capabilities, and a diverse and growing intellectual property portfolio, REG is committed to being a long-term leader in bio-based fuels and chemicals.
For more than a decade, REG has been a reliable supplier of advanced biofuels which meet or exceed ASTM quality specifications. REG sells REG-9000™ biomass-based diesel to distributors so consumers can have cleaner burning fuels that help diversify the energy complex and increase energy security. REG-9000™ biomass-based diesel is distributed in most states in the U.S. REG also markets ultra-low sulfur diesel and heating oil in the northeastern US.
Note Regarding Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding the reliability and profitability of our business model and future accretive investment and growth opportunities.  These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, potential changes in governmental programs and policies requiring or encouraging the use of biofuels, including RFS2; changes in the spread between biomass-based diesel prices and feedstock costs; the future price and volatility of feedstocks; the future price and volatility of petroleum and products derived from petroleum; availability of federal and state governmental tax credits and incentives for biomass-based diesel production; the effect of excess capacity in the biomass-based diesel industry; unanticipated changes in the biomass-based diesel market from which we generate almost all of our revenues; seasonal fluctuations in our operating results; competition in the markets in which we operate; our dependence on sales to a single customer; technological advances or new methods of biomass-based diesel production or the development of energy alternatives to biomass-based diesel; our ability to successfully implement our acquisition strategy; our ability to use the technology acquired from LS9 to produce renewable chemicals, fuels and other products on a commercial scale and at a competitive cost, and customer acceptance of the products produced; our ability to successfully integrate Syntroleum and Dynamic Fuels and their employees into our existing business; whether REG Geismar will be able to produce renewable hydrocarbon diesel consistently or profitably; and other risks and uncertainties described from time to time in REG's annual report on Form 10-K, quarterly reports on Forms 10-Q and other periodic filings with the Securities and Exchange Commission.
All forward-looking statements are made as of the date of this press release and REG does not undertake to update any forward-looking statements based on new developments or changes in our expectations.

Contacts

Investor Relations: ICR, LLC Gary Dvorchak, CFA Senior Vice President +1 (310) 954-1123 gary.dvorchak@icrinc.com	Company: Renewable Energy Group Todd Robinson Director, Investor Relations +1 (515) 239-8048 Todd.Robinson@regi.com

RENEWABLE ENERGY GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2014, 2013 AND 2012
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
(UNAUDITED)

	2014	2013	2012
REVENUES:
Biomass-based diesel sales	$1,052,772	$1,207,618	$1,006,471
Biomass-based diesel government incentives	220,634	290,393	8,326
	1,273,406	1,498,011	1,014,797
Services	425	127	237
	1,273,831	1,498,138	1,015,034
COSTS OF GOODS SOLD:
Biomass-based diesel	1,113,052	1,258,549	956,448
Services	167	156	263
	1,113,219	1,258,705	956,711
GROSS PROFIT	160,612	239,433	58,323
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	62,681	45,865	42,408
RESEARCH AND DEVELOPMENT EXPENSE	12,424	258	14
INCOME FROM OPERATIONS	85,507	193,310	15,901
OTHER INCOME (EXPENSE), NET	603	(2,009)	7,812
INCOME BEFORE INCOME TAXES	86,110	191,301	23,713
INCOME TAX EXPENSE	(3,572)	(4,935)	(1,454)
NET INCOME	$82,538	$186,366	$22,259

NET INCOME ATTRIBUTABLE TO THE COMPANY'S COMMON STOCKHOLDERS	$81,620	$165,254	$43,482
Net income per share attributable to common stockholders:
Basic	$2.00	$5.00	$1.53
Diluted	$1.99	$5.00	$0.27
Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	40,740,411	33,045,164	28,381,676
Diluted	40,749,913	33,052,879	34,340,466

RENEWABLE ENERGY GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2014 AND 2013 (IN THOUSANDS)
(UNAUDITED)

	2014	2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$63,516	$153,227
Marketable securities	16,770	—
Accounts receivable, net	294,669	82,911
Inventories	97,508	85,814
Prepaid expenses and other assets	43,135	25,568
Restricted cash	12,845	—
Total current assets	528,443	347,520
Property, plant and equipment, net	493,196	286,044
Property, plant and equipment, net—variable interest entity	—	5,180
Goodwill	188,275	84,864
Intangible assets, net	28,837	4,867
Investments	9,736	7,351
Other assets	19,586	5,029
Restricted cash	104,815	—
TOTAL ASSETS	$1,372,888	$740,855
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Revolving line of credit	$16,679	$10,986
Current maturities of long-term debt	5,746	6,729
Current maturities of long-term debt—variable interest entity	—	300
Accounts payable	202,821	48,727
Accrued expenses and other liabilities	28,486	12,305
Deferred income taxes	14,899	3,687
Deferred revenue	16,680	15,503
Total current liabilities	285,311	98,237
Unfavorable lease obligation	19,170	7,905
Deferred income taxes	6,905	2,691
Contingent consideration for acquisitions	30,091	—
Long-term debt	247,183	23,422
Long-term debt—variable interest entity	—	3,729
Other liabilities	5,566	6,838
Total liabilities	594,226	142,822
COMMITMENTS AND CONTINGENCIES
Series B Preferred Stock	—	3,963
TOTAL EQUITY	778,662	594,070
TOTAL LIABILITIES AND EQUITY	$1,372,888	$740,855